As filed with the Securities and Exchange Commission on February 13, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ISTA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	ISTA Pharmaceuticals, Inc.	75-0511729
(State or other jurisdiction of incorporation or organization)	15295 Alton Parkway Irvine, CA 92618 (949) 788-6000	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Vicente Anido, Jr., Ph.D.

President and Chief Executive Officer

ISTA Pharmaceuticals, Inc.

15295 Alton Parkway

Irvine, CA 92618

(949) 788-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert C. Funsten

Stradling Yocca Carlson & Rauth

a Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.001 par value)	20,000 shares	$7.28	$145,600	$15.58

(1)	Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares issued pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(2)	The aggregate offering price for the 20,000 shares of common stock registered hereby which may be issued under the ESPP is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by The Nasdaq National Market for the common stock on February 8, 2006, which was $7.28.

EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 20,000 shares of common stock of ISTA Pharmaceuticals, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2000 Employee Stock Purchase Plan (the “Plan”), authorized pursuant to annual automatic increase provisions of the Plan for the 2006 fiscal year. 39,929 shares (after taking into effect the 1-for-10 reverse stock split of the Registrant’s common stock effected on November 13, 2002) of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed on February 22, 2001 (File No. 333-56042), and an additional 60,000 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to Registration Statements on Form S-8 filed February 18, 2003 (File No. 333-103281) and February 25, 2005 (File No. 333-123026), respectively, pursuant to “evergreen” clause increases for the 2001 and 2002 fiscal years and 2005 fiscal year, respectively.

2

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The contents of the Registrant’s previously filed Registration Statements on Forms S-8 (File Nos. 333-56042, 333-103281 and 333-123026) relating to shares issued under the Registrant’s 2000 Employee Stock Purchase Plan are hereby incorporated by reference.

ITEM 8.	EXHIBITS.

Exhibit Number	Description of Document
4.1	Restated Certificate of Incorporation of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.2	Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.3	Second Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2003).

4.4	Amended and Restated Bylaws of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2004).

4.5	Preferred Stock Rights Agreement, dated as of December 31, 2001, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 22, 2002).

4.6	First Amendment to the Preferred Stock Rights Agreement, dated November 18, 2002, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on November 19, 2002).

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

99.1	2000 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 18, 2003 (File No. 333-103281)).

3

Exhibit Number	Description of Document
99.2	Amendment No.1 to Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 20, 2004).

99.3	Amendment No.2 to Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission of December 22, 2005).

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 13, 2006.

By:	/s/ Vicente Anido, Jr. Ph.D.
Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of ISTA Pharmaceuticals, Inc., do hereby constitute and appoint Vicente Anido, Jr., Ph.D. and Lauren P. Silvernail, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vicente Andio, Jr., Ph.D. Vicente Anido, Jr., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2006

/s/ Lauren P. Silvernail Lauren P. Silvernail	Chief Financial Officer, Chief Accounting Officer and Vice President Corporate Development (Principal Financial and Accounting Officer)	February 13, 2006

/s/ Richard C. Williams Richard C. Williams	Director (Chairman of the Board)	February 13, 2006

Rolf Classon	Director

S-1

Peter Barton Hutt	Director

/s/ Kathleen D. LaPorte Kathleen D. LaPorte	Director	February 13, 2006

/s/ Benjamin F. McGraw III Benjamin F. McGraw III	Director	February 13, 2006

/s/ Dean J. Mitchell Dean J. Mitchell	Director	February 13, 2006

/s/ Wayne I. Roe Wayne I. Roe	Director	February 13, 2006

S-2

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Restated Certificate of Incorporation of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.2	Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.3	Second Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2003).

4.4	Amended and Restated Bylaws of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2004).

4.5	Preferred Stock Rights Agreement, dated as of December 31, 2001, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 22, 2002).

4.6	First Amendment to the Preferred Stock Rights Agreement, dated November 18, 2002, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on November 19, 2002).

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

99.1	2000 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 18, 2003 (File No. 333-103281)).

99.2	Amendment No.1 to Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 20, 2004).

Exhibit Number	Description of Document
99.3	Amendment No.2 to Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission of December 22, 2005).